UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 28, 2011
AmerisourceBergen Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-16671	23-3079390

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 Morris Drive Chesterbrook, PA	19087

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (610) 727-7000
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
On July 28, 2011, AmerisourceBergen Corporation (the “Registrant”) issued a news release announcing its earnings for the fiscal quarter ended June 30, 2011 and announcing its corresponding earnings conference call. A copy of the news release is furnished as Exhibit 99.1 to this report and incorporated herein by reference.
Item 7.01. Regulation FD Disclosure.
In the news release issued on July 28, 2011, the Registrant announced an increase in its expectations for fiscal year 2011 diluted earnings per share from $2.41 to $2.49 to a range of $2.52 to $2.56. Key assumptions supporting the 2011 diluted earnings per share range are: revenue growth of between 2 percent and 4 percent; operating margin expansion in the low double digit basis points range, and free cash flow, which includes capital expenditures estimated to be in the $175 million range, exceeding the high end of the range of $625 million to $700 million. The Registrant also reaffirmed that, subject to market conditions, it expects to repurchase approximately $598 million of its common shares in fiscal 2011. A copy of the news release is furnished as Exhibit 99.1 to this report and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits
The following exhibit is filed as part of this report:
99.1 News Release, dated July 28, 2011, of AmerisourceBergen Corporation, regarding Registrant’s earnings for the fiscal quarter ended June 30, 2011.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISOURCEBERGEN CORPORATION

Date: July 28, 2011	By:	/s/ Michael D. DiCandilo

		Name:	Michael D. DiCandilo
		Title:	Executive Vice President
and Chief Financial Officer